UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2026

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	PW	NYSE (American)

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE (American)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 19, 2026, Power REIT (the “Trust”) issued a press release announcing a Reverse Stock Split (as defined below). A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K under this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing made by the Trust under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Reverse Stock Split

On May 19, 2025, the Trust announced that its Board of Directors unanimously approved a one-for-ten reverse stock split of shares of the Trust’s common stock, $0.001 par value per share (the “Common Stock”), where every ten issued and outstanding shares of Common Stock will be converted into one share of Common Stock (the “Reverse Stock Split”).

The Reverse Stock Split is expected to take effect as of 5:00 p.m., Eastern Time, on June 2, 2026 (the “Effective Time”). Accordingly, at the Effective Time, every ten issued and outstanding shares of Common Stock will be converted into one share of Common Stock.

At the market open on June 3, 2026 (the first business day after the Effective Time), the Common Stock is expected to begin trading on a split-adjusted basis on NYSE American under the symbol “PW” and has been assigned a new CUSIP number (73933H 309).

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that would hold fractional shares as a result of the Reverse Stock Split will be entitled to receive, in lieu of such fractional shares, cash in an amount equal to the applicable fraction multiplied by the closing price of the Common Stock on NYSE American on June 2, 2026 (as adjusted for the Reverse Stock Split), without any interest.

The Reverse Stock Split will apply to all of the outstanding shares of Common Stock as of the Effective Time and therefore will not affect any particular stockholder’s relative ownership percentage of shares of Common Stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. The Reverse Stock Split will also not affect the relative voting or other rights that accompany the shares of Common Stock, except to the extent that it results from a stockholder receiving cash in lieu of fractional shares.

Stockholders of record will receive information from Broadridge Financial Solutions, LLC, the Trust’s transfer agent, regarding their stock ownership following the Reverse Stock Split and, if applicable, payments of cash in lieu of fractional shares, without any interest. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

The Reverse Stock Split has been approved by the Trust’s Board of Trustees pursuant to Maryland General Corporation Law, and no stockholder approval is required.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “intends”, “expects,” “may”, “will”, and “would”, or the negative of such terms, or other comparable terminology, and include statements about the Reverse Stock Split and the impact, if any, of the Reverse Stock Split on the Trust and the trading price of the Common Stock. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report on Form 8-K, and the Trust expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, or to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 19, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature on Following Page

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2026

Power REIT

By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary, & Treasurer